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                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ______


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                     ______

                           ORASURE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   36-4370966
(State of Incorporation or Organization)       (IRS Employer Identification No.)


         150 Webster Street
       Bethlehem, Pennsylvania                                18015
(Address of Principal Executive Offices)                    (Zip Code)


                ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN
                            (Full Title of the Plan)

                                 Jack E. Jerrett
                  Vice President, General Counsel and Secretary
                           OraSure Technologies, Inc.
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                            Telephone (610) 882-1820
           (Name, Address, and Telephone Number of Agent for Service)

                                     CALCULATION OF REGISTRATION FEE
==========================================================================================================
     Title of                                    Proposed Maximum     Proposed Maximum
   Securities to             Amount to be        Offering Price          Aggregate           Amount of
   be Registered             Registered (1)        Per Share (3)     Offering Price (3)  Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, par value    1,800,000 shares           $6.125             $11,025,000          $1,015
$.000001 per share and           (4)
options and other rights
related thereto (2)
==========================================================================================================

 (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

 (2) Includes rights to purchase OraSure Technologies, Inc. Series A Preferred Stock.

 (3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Common Stock as reported in The Nasdaq Stock Market on December 20, 2002.

 (4) Represents the additional shares of Common Stock subject to future grants under the Company's 2000 Stock Award Plan.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement is filed solely to reflect an increase of 1,800,000 shares of the Registrant's common stock, par value $0.000001 per share, reserved for the Registrant's 2000 Stock Award Plan, as amended and restated (the "Plan"). Except as noted below, in accordance with General Instruction E to Form S-8, the contents of the Registration Statement No. 333-50340 filed on November 11, 2000 and the Post Effective Amendments thereto filed on June 27, 2001 and February 14, 2002 are incorporated herein by reference.

Item 3.  Incorporation of Certain Documents by Reference.

     The Company has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its being named in this Registration Statement and to the incorporation by reference in this Registration Statement of its report on the Company's financial statements as required by the Securities Act of 1933, as amended (the "Securities Act"). Therefore, in reliance on Rule 437a promulgated under the Securities Act, the Company has dispensed with the requirement to file with this Registration Statement a written consent from Arthur Andersen LLP. As a result, your ability to assert claims against Arthur Andersen LLP may be limited. Since the Company has not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in such report or financial statements or any omissions to state a material fact required to be stated therein.

Item 5.  Interests of Named Experts and Counsel.

     An opinion stating that the Common Stock registered hereunder, when sold and delivered in accordance with the provisions of the Plan and the terms of any applicable grant, will be validly issued, fully paid and nonassessable, has been rendered to the Company by Jack E. Jerrett, Vice President and General Counsel of the Company. Mr. Jerrett holds options to purchase 85,000 shares of Common Stock under the Plan and is also eligible to receive future awards under the Plan.

Item 8.  Exhibits.

     The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K immediately follows the signature page of this Registration Statement.

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                                   SIGNATURES

The Registrant.

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethlehem, Commonwealth of Pennsylvania, on this 27th of December, 2002.

                                 OraSure Technologies, Inc.
                                     (Registrant)


                                 By /s/ Ronald H. Spair
                                    -------------------
                                    Ronald H. Spair
                                    Executive Vice President and Chief Financial
                                    Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 27th day of December, 2002.

              Signature                               Title
              ---------                               -----

   (1) Principal Executive Officer

   /s/ Michael J. Gausling
   --------------------------------
   Michael J. Gausling                   President, Chief Executive Officer and
                                         Director

   (2) Principal Financial Officer

   /s/ Ronald H. Spair
   --------------------------------
   Ronald H. Spair                       Executive Vice President and Chief
                                         Financial Officer

   (3) Principal Accounting Officer

   /s/ Mark L. Kuna
   --------------------------------
   Mark L. Kuna                          Controller

   (4) The following members of the Board of Directors:

   * WILLIAM W. CROUSE                   Director
   * CARTER H. ECKERT                    Director
   * FRANK G. HAUSMANN, JR.              Director
   * RICHARD J. LANE                     Director
   * GREGORY B. LAWLESS                  Director
   * ROGER L. PRINGLE                    Director
   * DOUGLAS G. WATSON                   Director

   * By /s/ Ronald H. Spair
        -----------------------------
        Ronald H. Spair
        Attorney-in-fact

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                                INDEX TO EXHIBITS

4.1 Specimen certificate representing shares of OraSure Technologies, Inc. $.000001 par value Common Stock is incorporated by reference to Exhibit
       4.1 to the Company's Registration Statement on Form S-4 (No. 333-39210).

4.2 Rights Agreement, dated as of May 6, 2000, between OraSure Technologies, Inc. and ChaseMellon Shareholder Service, L.L.C. (now called Mellon Investor Services LLC), as Rights Agent, is incorporated by reference to
       Exhibit 4.2 to the Company's Registration Statement on Form S-4 (No. 333-39210).

4.3 Stockholders' Agreement among STC Technologies, Inc., HealthCare Ventures V, L.P., RHO Management Trust II, Hudson Trust, and Pennsylvania Early Stage Partners, L.P., dated March 30, 1999, is incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 (No. 333-39210).

4.4 Amendment to Stockholders' Agreement filed as Exhibit 4.3 is incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (No. 333-39210).

4.5 Second Amendment to Stockholders' Agreement filed as Exhibit 4.3 is incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

5 Opinion of Jack E. Jerrett, Vice President and General Counsel of OraSure Technologies, Inc.

23.1   Consent of PricewaterhouseCoopers LLP.

23.2   Consent of Jack E. Jerrett (included in Exhibit 5).

24     Power of Attorney.

99.1 OraSure Technologies, Inc. 2000 Stock Award Plan, as amended and restated, effective as of May 20, 2002, is incorporated by reference to
       Exhibit 10.1 to Amendment No. 1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

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